Exhibit 99.1

Reliance Global Group (RELI) Completes Initial Ethereum Purchase Under Digital Asset Treasury Initiative

LAKEWOOD, N.J., September 17, 2025 — Reliance Global Group, Inc. (Nasdaq: RELI) (“Reliance”, “we” or the “Company”) today announced that it has completed its first digital asset purchase under its recently launched Digital Asset Treasury (“DAT”) initiative, acquiring Ethereum (ETH). The purchase represents the initial step in Reliance’s broader plan to build a diversified digital asset portfolio, with future investments expected to include leading cryptocurrencies such as Bitcoin, Ethereum and Solana.

The Company plans to fund these activities through a combination of cash reserves and other approved corporate financing tools. Reliance’s DAT initiative is structured to pursue long-term capital appreciation through blockchain-based participation.

As part of this strategy, Reliance has also formed a dedicated Crypto Advisory Board (“CAB”) to guide management and the Board of Directors in the oversight, risk management, and execution of digital asset initiatives. The CAB will provide expertise on treasury management, blockchain integration, and governance practices critical to the Company’s expansion into digital assets.

Ezra Beyman, Chairman and Chief Executive Officer of Reliance Global Group, stated, “This first Ethereum transaction is an important milestone for Reliance as we expand into digital assets. It demonstrates our commitment to ensuring that our operational systems – covering custody, governance, accounting, and compliance – are equipped to support this strategy on a larger scale. Reliance expects to continue purchasing Ethereum and other digital assets in measured increments, applying a disciplined approach to capital allocation as the treasury position develops over time.”

“Our entry into Ethereum underscores our conviction that blockchain technology is rapidly shaping the future of both finance and insurance. With the added oversight of our Crypto Advisory Board, we are confident this strategy provides shareholders with a forward-looking opportunity while maintaining our focus on responsible execution and risk management.”

Reliance has a longstanding history of leveraging artificial intelligence, data mining, and innovative distribution models to deliver competitive, technology-enabled insurance solutions through RELI Exchange and 5MinuteInsure.com. By applying similar innovation to the blockchain ecosystem, the Company seeks to pioneer the convergence of InsurTech and decentralized finance.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” and similar expressions. Forward-looking statements in this press release include, without limitation, statements regarding:

●	Our expectation that building a diversified digital asset portfolio, beginning with Ethereum, may enhance our long-term treasury strategy and shareholder value;

●	Our belief that disciplined participation in blockchain-based markets can provide both capital appreciation and potential yield opportunities over time;

●	Our expectation that the formation of the Crypto Advisory Board will provide the expertise, oversight, and governance needed to execute our digital asset strategy responsibly;

●	Our belief that integrating blockchain capabilities with our existing AI-driven InsurTech platforms positions Reliance at the forefront of innovation in both insurance and decentralized finance; and

●	Other statements relating to our future financial performance, business strategy, technology developments, capital allocation, and operational execution.

These forward-looking statements are based on a number of assumptions, including that: (i) the Company is able to successfully implement its digital asset treasury strategy as approved by the Board; (ii) cryptocurrency and blockchain markets remain sufficiently stable to allow for execution of our strategy; (iii) regulatory and accounting frameworks evolve in a manner consistent with our ability to participate in digital asset markets; and (iv) no material adverse changes occur in market, economic, or regulatory conditions.

Actual results could differ materially from those anticipated due to a variety of risks and uncertainties, including: volatility or declines in cryptocurrency markets; challenges in executing and managing digital asset investments; regulatory or accounting changes that adversely impact digital asset holdings or blockchain-based initiatives; technological risks related to custody, cybersecurity, or blockchain integration; competitive pressures from InsurTech, blockchain, or digital asset market participants; and other factors described under “Risk Factors” in our Registration Statement on Form S-1, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.

You are encouraged to carefully review our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, as well as other SEC filings, for a more complete discussion of these and other risks and uncertainties. Except as required by law, Reliance Global Group Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com